UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 27, 2012 (March 27, 2012)

VANGUARD HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35204	62-1698183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee, 37215
(Address of principal executive offices, including zip code)

Registrant’s Telephone Number, including area code (615) 665-6000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

In connection with the offering of the Notes (as defined in Item 8.01 below), Vanguard Health Systems, Inc. (“Vanguard”) is disclosing under Item 7.01 of this Current Report on Form 8-K the information included as Exhibit 99.1. This information, some of which has not been previously reported (including certain supplemental and revised disclosure regarding Vanguard’s business, such as recent developments, risk factors, business, capitalization data, liquidity and capital resources information, and certain unaudited pro forma financial information), is excerpted from the Confidential Preliminary Offering Memorandum, dated March 27, 2012 that is being circulated in connection with the offering of the Notes described in Item 8.01.

Item 8.01 Other Events

On March 27, 2012, Vanguard announced that its wholly-owned subsidiaries, Vanguard Health Holding Company II, LLC (“VHS Holdco II”) and Vanguard Holding Company II, Inc. (together with VHS Holdco II, the “Issuers”), plan to issue an aggregate principal amount of $350.0 million of 7.750% Senior Notes due 2019 (the “Notes”) in a private placement. The Notes will be issued under the Indenture, dated as of January 26, 2011, pursuant to which $350.0 million of notes of the same series were previously issued. The Issuers’ obligations under the Notes will be fully and unconditionally guaranteed on a senior basis by Vanguard, Vanguard Health Holding Company I, LLC and certain subsidiaries of VHS Holdco II. The Issuers intend to use the proceeds from the offering of the Notes for general corporate purposes, which may include, but not be limited to, working capital, capital expenditures, acquisitions, the repayment of any outstanding indebtedness under Vanguard’s existing revolving credit facility and to pay the fees and expenses incurred in connection with the foregoing. A copy of the press release, dated March 27, 2012, announcing the offering of the Notes is attached as Exhibit 99.2 and is incorporated herein by this reference.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Notes may not be offered or sold within the United States or to U.S. persons, except to “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S. You are hereby notified that sellers of the Notes may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. This announcement does not constitute an offer to sell or the solicitation of an offer to buy Notes in any jurisdiction in which such an offer or sale would be unlawful.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibits filed as part of this report are listed in the Exhibit Index that is located at the end of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: March 27, 2012	VANGUARD HEALTH SYSTEMS, INC. (Registrant)

	BY:	/s/ James H. Spalding
James H. Spalding
Executive Vice President, General Counsel & Secretary

VANGUARD HEALTH SYSTEMS, INC.

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Supplemental excerpts from the Confidential Preliminary Offering Memorandum, dated March 27, 2012.

Exhibit 99.2	Press Release of Vanguard Health Systems, Inc., dated March 27, 2012 announcing the offering of the Notes.